UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 2, 2013 (September 27, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Magnum Hunter Resources Corporation (the “Company”) held on September 27, 2013 (the “Annual Meeting”), the following Proposals 1 and 2 were approved by the Company’s stockholders.  No other business was properly brought before the Annual Meeting.  The Proposals are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 16, 2013.  The voting results for the Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company’s common stockholders elected J. Raleigh Bailes, Sr., Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson to serve as directors of the Company until the 2014 annual meeting of stockholders of the Company.  The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHHELD”
J. Raleigh Bailes, Sr.	54,443,857	7,834,900
Victor G. Carrillo	58,837,308	3,441,449
Gary C. Evans	57,369,061	4,909,696
Stephen C. Hurley	54,163,337	8,115,420
Joe L. McClaugherty	54,151,810	8,126,947
Jeff Swanson	54,468,989	7,809,768

 There were 80,934,003 broker non-votes with respect to Proposal 1.

Proposal 2 - Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013 - The Company’s common stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The voting results for Proposal 2 were 141,520,331 shares “ FOR ” and 1,083,423 shares “ AGAINST ”, with 609,006 abstentions.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2013, Williston Hunter, Inc. (“WHI”), a wholly-owned subsidiary of the Company, closed on the sale of WHI’s non-operated working interest in certain oil and gas properties located in Burke County, North Dakota, consisting of a non-operated working interest in approximately 51,495 gross (14,500 net) leasehold acres (the "ND Properties"), to Oasis Petroleum of North America LLC (“Oasis”). The sale was made pursuant to the Purchase and Sale Agreement, dated as of September 2, 2013, between WHI and Oasis, as previously reported by the Company in a Current Report on Form 8-K filed with the SEC on September 4, 2013.

The purchase price for the sale of the ND Properties was $32.5 million in cash, before taking into account customary purchase price adjustments. The effective date of the sale was July 1, 2013.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 2, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer